                                                  AMENDMENT No. 1
                                                      to the
                                     amended and restated DECLARATION OF TRUST
                                                        of
                                             OPPENHEIMER CASH RESERVES

         This  Amendment  Number 1 is made as of August 27, 2002 to the Amended and Restated  Declaration  of Trust
of  Oppenheimer  Cash  Reserves (the  "Trust"),  dated as of February 2, 2001,  by the duly  authorized  individual executing this Amendment on behalf of the Trustees of the Trust.

         WHEREAS,  the  Trustees  established  Oppenheimer  Cash  Reserves  as a trust  fund  under the laws of the
Commonwealth  of  Massachusetts,  for the  investment  and  reinvestment  of  funds  contributed  thereto,  under a
Declaration of Trust dated July 18, 1988, as amended and restated as of February 2, 2001;

         WHEREAS,  the  Trustees,  acting  pursuant  to Section 12 of ARTICLE  NINTH,  of the  Trust's  Amended and
Restated  Declaration  of Trust  dated  February  2, 2001,  desire to change the  registered  agent of the Trust as established under the Amended and Restated Declaration of Trust dated February 2, 2001;

         NOW, THEREFORE, the Trust's Amended and Restated Declaration of Trust is amended as follows:

         Article  FIRST of the  Trust's  Amended  and  Restated  Declaration  of Trust is amended by  changing  the registered agent as follows:

               The Registered Agent of Service for Process is CT Corporation  System,  101 Federal Street,
         Boston, MA 02110.

Acting  pursuant to Section 12 of ARTICLE  NINTH,  the  undersigned  signs this  amendment  by and on behalf of the
Trustees.

                                                                       Oppenheimer Cash Reserves

                                                                       /s/ Denis Molleur

                                                                        Denis Molleur,
                                                                        Assistant Secretary